CONSENT AND RELEASE AGREEMENT

This Consent and Release Agreement (this “Agreement”) is entered into as of January 27, 2009, by and among RxElite, Inc., a Delaware corporation (the “Company”), RxElite Holdings, Inc., a Delaware corporation (the “Acquired Company”), Castlerigg Master Investments Ltd., a company organized and existing under the laws of the British Virgin Islands (the “Lender”), and Piramal Healthcare, Inc., a Delaware corporation (“Purchaser”).  All capitalized terms used herein and not otherwise defined shall have the respective meanings ascribed to them in that certain Securities Purchase Agreement, dated as of December 31, 2007, by and between the Company and the Lender, as amended through the date hereof (the “Securities Purchase Agreement”).

WHEREAS, in connection with the Securities Purchase Agreement, the Company issued to the Lender a senior secured promissory note in the original principal amount of $10,500,000, dated as of December 31, 2007 (the “Notes”);

WHEREAS, the Lender currently owns all of the outstanding Notes ;

WHEREAS, the Company owns 100% of the issued and outstanding capital stock of the Acquired Company (the “Shares”) which have been pledged to the Lender as collateral for the Notes pursuant to a Pledge Agreement dated as of December 31, 2007 (the “Pledge Agreement”); the assets of the Acquired Company constitute “Collateral” for the Notes as defined in that certain Security Agreement by and between the Company and Lender dated as of December 31, 2007 (the “Security Agreement”); and the Acquired Company is guarantor of the Notes pursuant to that certain Guaranty dated as of December 31, 2007 by and between the Acquired Company and Lender (the “Guaranty”);

WHEREAS, the Company wishes to sell the Shares to Purchaser and the Purchaser wishes to purchase the Shares (the “Acquisition”) from the Company free and clear of any and all obligations to Lender, including without limitation those pursuant to the Securities Purchase Agreement, in order to acquire the Retained Assets and Retained Liabilities, as each such term is defined on  Exhibit A annexed hereto, pursuant to the terms of a Stock Purchase Agreement, substantially in the form of Exhibit B annexed hereto (the “Stock Purchase Agreement”);

WHEREAS, each of the Company, the Acquired Company and the Lender desire to facilitate the transactions contemplated by the Stock Purchase Agreement, and, subject to the terms hereof, approve the sale of the Acquired Company to Purchaser, terminate the pledge of the Shares under the Pledge Agreement, release any and all Retained Assets as collateral under the Notes, terminate the Guaranty, and along with the Purchaser, terminate the Intercreditor Agreement;

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and pursuant to the terms of this Agreement, the Lender, the Company and the Purchaser agree as follows:

1.           Representations of Lender. Lender represents and warrants to Purchaser that (i) Lender owns all of the outstanding Notes issued under the Securities Purchase Agreement, and (ii) Lender has full right and authority, without consent or action of any other person, to take the actions set forth herein.

2.           Payment of Purchase Price.  The Purchaser and the Company hereby agree that $2,546,069.30 of the Purchase Price (the “Specified Sale Proceeds”) shall be paid at the closing of the Acquisition as follows:  (i) $1,800,000 to the Lender in accordance with the wire instructions set forth in Section 1 on Exhibit C hereto; (ii) $100,000 to Schulte Roth & Zabel LLP, in payment of legal fees in accordance with the wire instructions set forth in Section 2 on Exhibit C hereto; and (iii) $646,069.30 into the blocked account of the Company, in accordance with the wire instructions set forth in Section 3 on Exhibit C hereto.

3.           Approval and Acceptance; Covenants Related to Challenge of Transactions.  The Lender, on its own behalf and as a Collateral Agent under the Transaction Documents, has fully reviewed the Stock Purchase Agreement, the Bill of Sale and Assignment by and between the Company and the Acquired Company, dated as of the date hereof, Assignment and Assumption of Assigned Contracts Agreement,  by and between the Company and the Acquired Company, dated as of the date hereof, and all related documents and agreements (collectively, the “Stock Purchase Documents”), and hereby approves, accepts and consents to the sale of the Acquired Company and the transfer of the Retained Assets and Retained Liabilities pursuant to the terms of the Stock Purchase Documents. Lender has determined that the purchase price set forth in the Stock Purchase Documents (the “Purchase Price”), giving due consideration to the assumption of certain liabilities by Purchaser and other non-cash consideration, is reasonably equivalent value and represents fair consideration for the purchase of the Shares of the Acquired Company and all assets being purchased thereby (including without limitation the Retained Assets) net of all Retained Liabilities.  Lender hereby covenants, now and forever, to refrain from challenging or contesting in any manner, in any forum, including without limitation a bankruptcy proceeding, that the Purchase Price is reasonably equivalent value and represents fair consideration for the purchase of the Shares and all assets being purchased thereby (including without limitation the Retained Assets) net of all Retained Liabilities.

4.           Release of Obligations and Collateral; Delivery of Possessory Collateral.  Upon (i) satisfaction of all closing conditions by the Company and the Purchaser under the Stock Purchase Agreement, including without limitation, the receipt by the Company of the Purchase Price and (ii) the receipt of the Specified Sale Proceeds in accordance with the terms hereof; automatically and without any further action by the parties to this Agreement, Lender agrees that: (x) all obligations of the Acquired Company under the Securities Purchase Agreement, the Notes, the Guaranty and the other Transaction Documents and (y) all security interests and other liens, rights of set off against, and pledges in favor of, granted to or held by Lender in or against the Acquired Company, including without limitation the Retained Assets (but excluding any lien of the Lender in the proceeds received by the Company as consideration for the sale of the Shares and the Retained Assets), the Shares, including without limitation, under the Securities Purchase Agreement, the Guaranty, the Notes, the Pledge Agreement, the Security Agreement or the other Transaction Documents shall each be deemed forever satisfied, automatically terminated and released.  The Lender agrees in furtherance thereof, at the expense of the Company, to deliver to Purchaser any certificates evidencing the Shares previously delivered to the Lender and such other possessory collateral that Lender or its agents may have in its possession related to the assets of the Acquired Company (including without limitation the Retained Assets) and the Shares and shall be relieved of all responsibility for any such possessory collateral upon surrender thereof.  Lender hereby authorizes the Company and the Purchaser to prepare and file any and all releases and terminations necessary to terminate any and all UCC financing statements or other documents filed against the Acquired Company (including without limitation the Retained Assets) by or on behalf of the Lender.  For the avoidance of doubt, Lender shall continue to have a valid and enforceable lien on and security interest in all proceeds received by the Company in connection with the Acquisition, including without limitation, the Specified Sale Proceeds, in accordance with the Security Agreement and the Pledge Agreement.  The Company acknowledges that Lender's liens on and security interests in all such proceeds continue to be valid and enforceable.

5.           Acknowledgement of Security Agreement, Security Interest and Liens.   Except as otherwise expressly provided herein, Company hereby confirms and agrees that:

(i) the Security Agreement is, and shall continue to be, in full force and effect and is hereby ratified and confirmed in all respects;

(ii) to the extent that the Security Agreement purports to assign or pledge to the Lender, or to grant to the Lender, a security interest in or lien on, any collateral other than the Shares or the assets of the Acquired Company (including without limitation the Retained Assets), as security for the Obligations (as defined therein), such pledge, assignment and/or grant of a security interest or lien is hereby ratified and confirmed in all respects as security for all Obligations, whether now existing or hereafter arising;

(iii) this Agreement does not and shall not affect any Obligations of the Company, all of which Obligations shall remain in full force and effect; and

(iv) the execution, delivery and effectiveness of this Agreement shall not operate as a waiver of any right, power or remedy of the Lender under any Transaction Document (as defined in the Security Agreement), nor constitute a waiver of any provision of any Transaction Document, other than as specifically set forth herein.

6.           Indemnity.  Company hereby agrees:

(i) to indemnify and hold harmless the Lender and its respective officers, directors, employees, attorneys, consultants and agents (each, an “Indemnified Person”) from and against any and all claims, damages, liabilities and expenses, including, without limitation, attorneys’ fees and disbursements, which may be incurred by or asserted against any Indemnified Person in any investigation, litigation, suit or action arising out of or relating to the release pursuant hereto of any security interest, lien, encumbrance or other charge granted to the Lender;

(ii) to pay all reasonable costs and expenses in connection with the preparation, negotiation, execution, delivery, filing and recording of this Agreement, and the performance of any other acts and the execution of any other documents required to effect the release of any security pursuant hereto, including, without limitation, the fees and disbursements of counsel to the Lender; and

(iii) to pay any and all stamp and other transfer or filing taxes and fees payable or determined to be payable in connection with the execution and delivery hereof or any release document pursuant hereto, and to hold each Indemnified Person harmless from and against any and all liabilities with respect to or resulting from any delay in paying or omission to pay such taxes or fees.

7.           Termination of Intercreditor and Subordination Agreement.The Purchaser hereby acknowledges the assignment of all obligations of the Company to the Acquired Company under that certain Loan and Security Agreement dated as of May 30, 2008, by and between the Company and Purchaser (as successor by assignment from NPIL Pharma Inc.) (as the same may be amended, restated, replaced, modified or supplemented from time to time the “Subordinated Loan Agreement”), and any and all documentation executed and/or delivered in connection with the Subordinated Loan Agreement (such documentation, together with the Subordinated Loan Document, the “Subordinated Loan Documents”) pursuant to the terms of Assignment, Assumption and Release Agreement dated as of the date hereof, by and between the Company, the Acquired Company and Purchaser (the “Subordinated Loan Assignment”).  The parties hereto each hereby agrees that upon the effective date of the Subordinated Loan Assignment: (i) without recourse and without any representation or warranty of any kind, the Purchaser shall fully release and discharge the Company from any duty, liability or obligation under the Subordinated Loan Documents, and (ii) that Intercreditor and Subordination Agreement by and between Lender, Company, Acquired Company and Purchaser, dated as of May 30, 2008 (the “Intercreditor Agreement”), and the Guaranty Agreement are hereby terminated and no longer enforceable in any manner.  Each of Lender, Company, Acquired Company~~,~~ and Purchaser, and each of their respective affiliates, subsidiaries, officers, directors, employees, shareholders, agents, attorneys, and representatives as well as their successors and assigns, hereby release each other from any and all claims, obligations, rights, causes of action, and liabilities, of whatever kind or nature, whether known or unknown, whether foreseen or unforeseen, arising on or before the date hereof, which Lender ever had, now has or hereafter can, shall or may have against any of such parties, upon or by reason of any matter, cause or thing whatsoever, which are based upon, arise under or are related to the Intercreditor Agreement.

8.           Further Actions Necessary.  The Lender hereto covenants and agrees, at the expense of the Company, to execute and deliver, at the request of the Acquired Party or the Purchaser hereto, such further instruments and to take such other action as such party may reasonably request to more effectively consummate the purposes contemplated by this Agreement.

9.           No Other Waivers.  Except as expressly set forth herein, the terms of the Transaction Documents shall remain in full force and effect.

10.         Limitation on Agreements.  The terms and conditions set forth herein are limited precisely as written shall not be deemed: (a) to be a consent under or waiver of any other term or condition in any of the Transaction Documents; or (b) to prejudice any right or rights which the Lender now has or may have in the future under, or in connection with the Transaction Documents, as may be amended.

11.         Counterparts.  This Agreement may be executed in one or more counterparts, each of which shall constitute an original but all of which when taken together shall constitute but one agreement.  Delivery of an executed counterpart of a signature page to this Agreement by telecopier shall be effective as delivery of a manually executed counterpart of this Agreement.

12.         Governing Law; Jurisdiction; Jury Trial.  All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York.  Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in The City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper.  Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof.  Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.  EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

[Signature Page Follows Immediately]

IN WITNESS WHEREOF, each party hereto has caused this Consent and Release Agreement to be executed on its behalf, as of the day and year first above written.

COMPANY:

RXELITE, INC.

By:	/s/ Earl Sullivan
Name: Earl Sullivan
Title: President and Chief Executive Officer

ACQUIRED COMPANY:

RXELITE HOLDINGS, INC.

By:	/s/ Earl Sullivan
Name: Earl Sullivan
Title: President and Chief Executive Officer

LENDER:

CASTLERIGG MASTER INVESTMENTS LTD.
BY: SANDELL ASSET MANAGEMENT CORP.

By:	/s/ Timothy O’Brien
Name: Timothy O’Brien
Title: Chief Financial Officer

PURCHASER:

PIRAMAL HEALTHCARE, INC.

By:	/s/ Rajesh Laddha
Name: Rajesh Laddha
Title: Secretary and Treasurer